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                                                                    EXHIBIT 21.1

                                 ALLWASTE, INC.
                      SUBSIDIARIES AS OF NOVEMBER 19, 1996


                                                         Jurisdiction of
                                                         Organization       Names under which does Business
                                                         ---------------    ----------------------------------------------
Ace/Allwaste Environmental Services of Indiana, Inc.     Illinois
All Safety and Supply, Inc.                              Texas
Allies Staffing, Inc.                                    Delaware           Allies Staffing Group, Inc.
AllQuest Capital, Inc.                                   Delaware
AllQuest Energy Services, Inc.                           Delaware
AllQuest Enterprises, Inc.                               Delaware           Industrial Water Resources
AllQuest Pipeline Services, Inc.                         Delaware
AllQuest Technologies, Inc.                              Delaware
AllQuest Water Resources, Inc.                           Delaware
AllScaff, Inc.                                           Tennessee
Allwaste Access Services, Inc.                           Colorado
Allwaste Asbestos Abatement Holdings, Inc.               Delaware
Allwaste Asbestos Abatement of New England, Inc.         Massachusetts
Allwaste Asbestos Abatement, Inc.                        Delaware
Allwaste Environmental Services of Atlanta, Inc.         Georgia            Allwaste Services of Cartersville;
                                                                            Allwaste Services of South Georgia
Allwaste Environmental Services of Louisiana, Inc.       Louisiana          Roussel Environmental Services, Inc.
                                                                            Impact
Allwaste Environmental Services of Missouri, Inc.        Delaware
Allwaste Environmental Services of Ohio, Inc.            Ohio
Allwaste Environmental Services of Oklahoma, Inc.        Oklahoma
Allwaste Environmental Services of Texas, Inc.           Texas              Impact
                                                                            Enviroganics
                                                                            Allwaste Dredging Services
                                                                            Allwaste Services of Tyler
                                                                            Allwaste Scaffold Services
                                                                            Allwaste Impact
                                                                            J. King
                                                                            Allwaste Plant Access Services
                                                                            Tex Blast Sandblasting
Allwaste Environmental Services, Inc.                    Delaware
Allwaste Environmental Services/Central Florida, Inc.    Delaware
Allwaste Environmental Services/North Atlantic, Inc.     Delaware
Allwaste Environmental Services/North Central, Inc.      Iowa               EIS Maintenance
                                                                            Environmental and Industrial Services Corp.
                                                                            AES/North Central
Allwaste Environmental Services/North Central, Inc.      Illinois
Allwaste Environmental Services/South Central, Inc.      Colorado
Allwaste Environmental Services/Southwest, Inc.          Arizona            Western Hydrovac, Inc.
Allwaste Environmental Services/West Coast, Inc.         California         Cleaning & Pumping Specialists
                                                                            CPS-Allwaste
                                                                            Allwaste of Southern California
                                                                            Allwaste of Northern California
                                                                            Allwaste Processing and Services
                                                                            CPC/Allwaste, Inc.
Allwaste Explosive Services, Inc.                        Colorado           Yenter Environmental Services
                                                                            Yenter Environmental Safety Services
Allwaste Intermountain Plant Services, Inc.              Delaware
Allwaste Mid-Atlantic, Inc.                              Delaware

                                                         Jurisdiction of
                                                         Organization       Names under which does Business
                                                         ---------------    ----------------------------------------------
Allwaste of Canada, Ltd.                                 Ontario            Caligo
                                                                            Allwaste Services of London
                                                                            Allwaste Services of Windsor
Allwaste of Hawaii, Ltd.                                 Hawaii             P&S Pacific
Allwaste Railcar Cleaning, Inc.                          Delaware
Allwaste Recovery Systems, Inc.                          Georgia            Allwaste Recovery Systems of Baton Rouge, Inc.
                                                                            Allwaste Recovery Systems of Dallas, Inc.
                                                                            Allwaste Recovery Systems of Denver, Inc.
Allwaste Services of Charlotte, Inc.                     North Carolina
Allwaste Services of El Paso, Inc.                       Delaware
Allwaste Services of Mobile, Inc.                        Alabama
Allwaste Servicios Industriales de Control Ecologico     Mexico
  S.A. de C.V.
Allwaste Tank Cleaning, Inc.                             Georgia            Allwaste Container Services
                                                                            Allwaste Tank Services, Inc.
Allwaste Tank Services S.A. de C.V.                      Mexico
Allwaste Texquisition, Inc.                              Texas
Allwaste Transportation and Remediation, Inc.            California
Allwaste/NAL, Inc.                                       Arizona            North American Locating
Allwaste/Whiting, Inc.                                   Delaware
ALRC, Inc.                                               Delaware
APLC, Inc.                                               Delaware
AWI/Ellwood Acquisition, Inc.                            Delaware
BEC/Allwaste, Inc.                                       Alabama
Caligo de Mexico, S.A. de C.V.                           Mexico
Caligo Reclamation Ltd.                                  Ontario
Caligo Reinigungsges m.b.H.                              Austria
Caligo, Ltd.                                             Pennsylvania
Clean America, Inc.                                      Maryland           Allwaste Environmental Services/Chesapeake, Inc.
                                                                            Allwaste Environmental Services/Delaware Valley,
                                                                              Inc.
                                                                            Allwaste Mid-Atlantic
                                                                            Clean America, Inc. of Maryland
Industrial Construction Services Co., Inc.               Alabama
J. D. Meagher/Allwaste, Inc.                             Maryland
James & Luther Services, Inc.                            Delaware
Jesco Industrial Services, Inc.                          Kentucky
Madsen/Barr-Allwaste, Inc.                               Delaware
Oil Recycling, Incorporated                              North Dakota
Oneida Asbestos Abatement, Inc.                          Delaware
Oneida Asbestos Removal, Inc.                            Delaware